UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

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PharmaCyte Biotech, Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-68008 (Commission File Number)	62-1772151 (IRS Employer Identification No.)

12510 Prosperity Drive, Suite 310

Silver Spring, Maryland

(Address of Principal Executive Offices)

(917) 595-2850
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Effective January 6, 2015, Nuvilex, Inc. (“Company”) changed its legal corporate name to “PharmaCyte Biotech, Inc.” The name change was effected through a short-form merger pursuant to Section 92A.180 of the Nevada Revised Statutes. A wholly-owned subsidiary of the Company was merged with and into the Company, with the Company as the surviving entity of the merger. The merger had the effect of amending the Company’s Certificate of Incorporation to reflect the new legal name of the Company. A copy of the Articles of Merger effecting the name change, as filed with the Secretary of State of the State of Nevada, is attached hereto as Exhibit 3.1. The Articles of Merger became effective by their terms on January 6, 2015.

In connection with the name change, the Company also changed the ticker symbol of its common stock, which previously traded under the ticker symbol “NVLX.” The Company’s common stock is trading under the ticker symbol “PMCB.”

The merger and resulting name change do not affect the rights of the Company’s security holders, creditors, customers or suppliers. With the exception of the name change, there were no changes to the Company’s Certificate of Incorporation or Bylaws.

Item 7.01. Regulation FD Disclosure

On January 7, 2015, the Company issued a press release announcing the name change, a copy of which is attached hereto as Exhibit 99.1. On January 8, 2015, the Company issued a press release announcing the new ticker symbol, a copy of which is attached hereto as Exhibit 99.2. The information furnished in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Merger merging PharmaCyte Biotech, Inc. with and into Nuvilex, Inc., effective January 6, 2015
99.1	Press Release dated January 7, 2015
99.2	Press Release dated January 8, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PharmaCyte Biotech, Inc.

Date: January 9, 2015	By:	/s/ Kenneth L. Waggoner
Kenneth L. Waggoner Chief Executive Officer, President and General Counsel

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INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

3.1	Articles of Merger merging PharmaCyte Biotech, Inc. with and into Nuvilex, Inc. effective January 6, 2015
99.1	Press Release dated January 7, 2015
99.2	Press Release dated January 8, 2015

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